UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2022
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported in a Form 8-K filed by Otter Tail Corporation on June 14, 2021 (the “June 2021 8-K”), Otter Tail Power Company ("OTP”), a wholly owned subsidiary of Otter Tail Corporation, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) on June 10, 2021, with the purchasers named therein (the “Purchasers”), pursuant to which OTP agreed to issue to the Purchasers, in a private placement transaction, $230 million aggregate principal amount of senior unsecured notes consisting of (a) $40 million in aggregate principal amount of its 2.74% Series 2021A Senior Unsecured Notes due November 29, 2031 (the “Series 2021A Notes”), (b) $100 million in aggregate principal amount of its 3.69% Series 2021B Senior Unsecured Notes due November 29, 2051 (the “Series 2021B Notes”) and (c) $90 million in aggregate principal amount of its 3.77% Series 2022A Senior Unsecured Notes due May 20, 2052 (the “Series 2022A Notes”; and together with the Series 2021A Notes and the Series 2021B Notes, the “Notes”).
On May 20, 2022, OTP issued the Series 2022A Notes pursuant to the Note Purchase Agreement for aggregate proceeds of $90 million. OTP will use the proceeds from the issuance to refinance existing indebtedness, fund capital expenditures, and for other general corporate purposes. The Series 2021A Notes and Series 2021B Notes were previously issued on November 29, 2021.
As reported in the June 2021 8-K, the Note Purchase Agreement allows OTP to prepay all or part of the Notes (in an amount not less than 10% of the aggregate principal amount then outstanding) at 100% of the principal amount so prepaid, together with unpaid accrued interest and a make-whole amount. If no default or event of default exists under the Note Purchase Agreement, any prepayment made by OTP of all of the (a) Series 2021A Notes then outstanding on or after May 29, 2031, (b) Series 2021B Notes then outstanding on or after May 29, 2051, or (c) Series 2022A Notes then outstanding on or after November 20, 2051 will be made without any make-whole amount. The Note Purchase Agreement also requires OTP to offer to prepay all outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a Change of Control (as defined in the Note Purchase Agreement).
As reported in the June 2021 8-K, the Note Purchase Agreement contains a number of restrictions on the business of OTP that were effective on execution of the Note Purchase Agreement. These include restrictions on OTP’s abilities to merge, sell substantially all of its assets, create or incur liens on its assets, guarantee the obligations of any other party, and engage in transactions with affiliates. The Note Purchase Agreement also contains other negative covenants and events of default, as well as certain financial covenants. Specifically, OTP may not permit its Interest-bearing Debt (as defined in the Note Purchase Agreement) to exceed 60% of Total Capitalization (as defined in the Note Purchase Agreement), determined as of the end of each fiscal quarter. OTP is also restricted from allowing its Priority Indebtedness (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization, determined as of the end of each fiscal quarter.
The summary in this Item 2.03 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which was filed as Exhibit 4.1 to the June 2021 8-K and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: May 23, 2022	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer